Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 and related Prospectus of Bar Harbor Bankshares and Subsidiaries of our reports dated March 11, 2025, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting of Bar Harbor Bankshares and Subsidiaries, appearing in the Annual Report on Form 10-K of Bar Harbor Bankshares and Subsidiaries for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Hartford, Connecticut

April 18, 2025

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